Exhibit 99.1
Secureworks Reports Second Quarter Fiscal 2020 Results

Second Quarter Fiscal 2020 Highlights

•	Revenue of $136.6 million, increased 6.1 percent from the second quarter of fiscal 2019, including an increase of 26.7 percent, internationally.

•	Net loss of $0.13 per share and non-GAAP net loss per share of $0.01 exceeded expectations.

•	GAAP net loss was $10.3 million in the second quarter of fiscal 2020, compared with $9.8 million in the second quarter of fiscal 2019.

•	Adjusted EBITDA was $1.3 million, compared with $1.0 million in the second quarter of fiscal 2019.

•
Cash provided by operating activities was $16.3 million in the second quarter, bringing year-to-date cash provided by operating activities to $13.2 million, compared with $10.9 million second quarter year-to-date in fiscal 2019

ATLANTA, Ga, September 5, 2019 - Secureworks (NASDAQ: SCWX), a leading global cybersecurity company that protects organizations in the digitally connected world, today announced financial results for its second quarter ended August 2, 2019.

“The future of security operations requires a more agile, scalable, and effective model to address the challenges of today’s dynamic IT landscape and rapidly evolving threats. The ‘SOC of the future’ demands a leap forward in capabilities made possible through software-driven solutions that leverage the speed and scale of machine learning, crowd-sourced threat intelligence and incident response insights to provide visibility across a customer’s environment, real-time collaboration with experts and smarter automation.” said Michael R. Cote, Chief Executive Officer of Secureworks.

“Our business is undergoing an exciting strategic transition as we bring our vision of the ‘SOC of the future’ to life. Our recently launched SaaS based Red Cloak TDR software application and our MDR solution leverage our security operations expertise and 20 year history of understanding the threat. I am encouraged by the positive response in the marketplace and pleased with the improved results this quarter, as we continue to invest in the advancement of our portfolio of software-driven security solutions to drive growth and long-term value,” continued Mr. Cote.

Business and operational developments include:

•
The Company recently launched Managed Detection and Response (MDR), powered by Red CloakTM, using its cloud-based security analytics platform to deliver threat detection and response with unprecedented speed and accuracy. The actionable insights generated by Red Cloak Threat Detection and Response (TDR), Secureworks’ SaaS product, are now available to organizations that want software-enabled threat hunting, detection and response capabilities, but prefer the turnkey support of an experienced provider.

Second Quarter Fiscal 2020 Financial Results Highlights

•	Both GAAP and non-GAAP revenue increased 6.1 percent to $136.6 million from $128.8 million in the second quarter of fiscal 2019.

•
GAAP gross margin was 53.4 percent in the second quarter of fiscal 2020, compared with 51.4 percent in the same period last year. Non-GAAP gross margin was 56.3 percent compared with 54.3 percent in the second quarter of fiscal 2019.

•
GAAP net loss was $10.3 million, or $0.13 per share, in the second quarter of fiscal 2020, compared with $9.8 million, or $0.12 per share, in the prior year. Non-GAAP net loss was $0.7 million, or $0.01 per share, in the second quarter of fiscal 2020, compared with $0.9 million, or $0.01 per share, in the same prior year period.

•	Adjusted EBITDA was $1.3 million, compared with $1.0 million in the second quarter of fiscal 2019.

•	Cash provided by operating activities for the three months ended August 2, 2019 was $16.3 million.

•	Secureworks ended the second quarter of fiscal 2020 with $117.7 million in cash and cash equivalents.

•
Monthly recurring revenue as of August 2, 2019 was $36.5 million. The Company’s monthly recurring revenue metric represents the monthly value of its subscription contracts, including operational backlog, as of period end.

Third Quarter and Full Fiscal Year 2020 Guidance
For the third quarter of fiscal 2020, the Company expects:

•	Revenue of $135 to $137 million on both a GAAP and non-GAAP basis.

•	GAAP net loss per share of $0.15 to $0.16 and non-GAAP net loss per share of $0.03 to $0.04.

Based on second quarter fiscal 2020 performance and current business trends, the Company has updated its guidance for the full fiscal year 2020. The Company now expects:

•	GAAP and non-GAAP revenue of $540 to $545 million.

•	GAAP net loss of $42 to $44 million and $0.52 to $0.55 on a per share basis.

•	Non-GAAP net loss per share of $0.08 to $0.11.

•	Adjusted EBITDA of $2 to $5 million.

•	Cash flow from operations of $30 to $35 million.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its second quarter fiscal 2020 results and outlook for its third quarter and full year fiscal 2020 on September 5, 2019, at 8:00 a.m. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations concerning its GAAP and non-GAAP revenue and GAAP and non-GAAP net loss per share for the third quarter of fiscal 2020 and for full year fiscal 2020, and net loss, adjusted EBITDA, and cash flow from operations for full year fiscal 2020, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new customers, retain existing customers and increase its annual contract values; the Company’s reliance on customers in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with customers requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company’s operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the ability of the Company’s solutions to interoperate with its customers’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters and other catastrophic events on the Company’s ability to serve its customers; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended February 1, 2019, as well as in the Company’s other SEC filings. Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a technology-driven cybersecurity leader that protects organizations in the digitally connected world. Built on proprietary technologies and world-class threat intelligence, our applications and solutions help prevent, detect, and respond to cyber threats.  Red Cloak™ software brings advanced threat analytics to thousands of customers, and the Secureworks Counter Threat Platform™ processes over 300 billion threat events per day. We understand complex security environments and are passionate about simplifying security with Defense in Concert™ so that security becomes a business enabler. More than 4,000 customers across over 50 countries are protected by Secureworks, benefit from our network effect and are Collectively Smarter. Exponentially Safer.™
www.secureworks.com

Contact Information

Investor Inquiries:
Teri Miller
VP, Chief Accounting Officer
678-268-4389
temiller@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
press@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2019	August 3, 2018	August 2, 2019	August 3, 2018
Net revenue	$136,605	$128,778	$269,447	$254,939
Cost of revenue	63,595	62,548	126,436	123,078
Gross margin	73,010	66,230	143,011	131,861
Research and development	24,863	22,453	47,505	44,807
Sales and marketing	38,047	35,521	76,240	71,191
General and administrative	25,146	22,419	48,784	47,616
Total operating expenses	88,056	80,393	172,529	163,614
Operating loss	(15,046)	(14,163)	(29,518)	(31,753)
Interest and other, net	1,950	1,003	2,218	1,508
Loss before income taxes	(13,096)	(13,160)	(27,300)	(30,245)
Income tax benefit	(2,836)	(3,391)	(8,770)	(6,657)
Net loss	$(10,260)	$(9,769)	$(18,530)	$(23,588)

Loss per common share (basic and diluted)	$(0.13)	$(0.12)	$(0.23)	$(0.29)

Weighted-average common shares outstanding (basic and diluted)	80,674	80,839	80,571	80,680

Percentage of Total Net Revenue
Gross margin	53.4%	51.4%	53.1%	51.7%
Research and development	18.2%	17.4%	17.6%	17.6%
Sales and marketing	27.9%	27.6%	28.3%	27.9%
General and administrative	18.4%	17.4%	18.1%	18.7%
Operating expenses	64.5%	62.4%	64.0%	64.2%
Operating loss	(11.0)%	(11.0)%	(11.0)%	(12.5)%
Loss before income taxes	(9.6)%	(10.2)%	(10.1)%	(11.9)%
Net loss	(7.5)%	(7.6)%	(6.9)%	(9.3)%
Effective tax rate	21.7%	25.8%	32.1%	22.0%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	August 2, 2019	February 1, 2019
Assets:
Current assets:
Cash and cash equivalents	$117,716	$129,592
Accounts receivable, net	120,104	141,344
Inventories, net	1,090	468
Other current assets	24,591	27,604
Total current assets	263,501	299,008
Property and equipment, net	33,210	35,978
Operating lease right-of-use assets, net	25,034	—
Goodwill	416,487	416,487
Purchased intangible assets, net	192,580	206,448
Other non-current assets	90,463	78,238
Total assets	$1,021,275	$1,036,159
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$19,224	$16,177
Accrued and other	61,757	86,495
Short-term deferred revenue	165,206	157,865
Total current liabilities	246,187	260,537
Long-term deferred revenue	15,997	16,064
Operating lease liabilities, non-current	27,800	—
Other non-current liabilities	62,980	66,851
Total liabilities	352,964	343,452
Stockholders' equity	668,311	692,707
Total liabilities and stockholders' equity	$1,021,275	$1,036,159

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	August 2, 2019	August 3, 2018
Cash flows from operating activities:
Net loss	$(18,530)	$(23,588)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	21,148	20,512
Stock-based compensation expense	10,525	9,642
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,650)	(1,275)
Income tax benefit	(8,770)	(6,657)
Other non cash impacts	1,830	—
Provision for doubtful accounts	1,026	1,571
Changes in assets and liabilities:
Accounts receivable	20,147	22,542
Net transactions with parent	(12,902)	(1,334)
Inventories	(622)	407
Other assets	5,514	(5,162)
Accounts payable	7,423	(1,392)
Deferred revenue	7,175	12,240
Accrued and other liabilities	(19,082)	(16,620)
Net cash provided by operating activities	13,232	10,886
Cash flows from investing activities:
Capital expenditures	(10,659)	(5,366)
Net cash used in investing activities	(10,659)	(5,366)
Cash flows from financing activities:
Principal payments on financing arrangement with Dell Financial Services	—	(1,104)
Taxes paid on vested restricted shares	(8,072)	(2,139)
Purchases of stock for treasury	(6,377)	—
Payments on financed capital expenditures	—	(500)
Net cash used in financing activities	(14,449)	(3,743)
Net (decrease)/increase in cash and cash equivalents	(11,876)	1,777
Cash and cash equivalents at beginning of the period	129,592	101,539
Cash and cash equivalents at end of the period	$117,716	$103,316

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. A detailed discussion of the Company’s reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our periodic reports filed with the SEC. The Company encourages investors to review the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

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SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	August 2, 2019	August 3, 2018	August 2, 2019	August 3, 2018
GAAP and non-GAAP revenue	$136,605	$128,778	$269,447	$254,939

GAAP gross margin	$73,010	$66,230	$143,011	$131,861
Amortization of intangibles	3,560	3,411	6,970	6,821
Stock-based compensation expense	396	275	656	544
Non-GAAP gross margin	$76,966	$69,916	$150,637	$139,226

GAAP research and development expenses	$24,863	$22,453	$47,505	$44,807
Stock-based compensation expense	(985)	(1,006)	(2,161)	(2,037)
Non-GAAP research and development expenses	$23,878	$21,447	$45,344	$42,770

GAAP sales and marketing expenses	$38,047	$35,521	$76,240	$71,191
Stock-based compensation expense	(917)	(720)	(1,698)	(1,341)
Non-GAAP sales and marketing expenses	$37,130	$34,801	$74,542	$69,850

GAAP general and administrative expenses	$25,146	$22,419	$48,784	$47,616
Amortization of intangibles	(3,524)	(3,523)	(7,047)	(7,047)
Stock-based compensation expense	(3,311)	(2,911)	(6,010)	(5,720)
Non-GAAP general and administrative expenses	$18,311	$15,985	$35,727	$34,849

GAAP operating income (loss)	$(15,046)	$(14,163)	$(29,518)	$(31,753)
Amortization of intangibles	7,083	6,934	14,017	13,868
Stock-based compensation expense	5,609	4,912	10,525	9,642
Non-GAAP operating income (loss)	$(2,354)	$(2,317)	$(4,976)	$(8,243)

GAAP net income (loss)	$(10,260)	$(9,769)	$(18,530)	$(23,588)
Amortization of intangibles	7,083	6,934	14,017	13,868
Stock-based compensation expense	5,609	4,912	10,525	9,642
Aggregate adjustment for income taxes	(3,092)	(2,938)	(8,559)	(5,329)
Non-GAAP net income (loss)	$(660)	$(861)	$(2,547)	$(5,407)

GAAP earnings (loss) per share	$(0.13)	$(0.12)	$(0.23)	$(0.29)
Amortization of intangibles	0.08	0.09	0.17	0.17
Stock-based compensation expense	0.07	0.06	0.13	0.12
Aggregate adjustment for income taxes	(0.04)	(0.04)	(0.11)	(0.07)
Non-GAAP earnings (loss) per share *	$(0.01)	$(0.01)	$(0.03)	$(0.07)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net income (loss)	$(10,260)	$(9,769)	$(18,530)	$(23,588)
Interest and other, net	(1,950)	(1,003)	(2,218)	(1,508)
Income tax benefit	(2,836)	(3,391)	(8,770)	(6,657)
Depreciation and amortization	10,783	10,225	21,148	20,512
Stock-based compensation expense	5,609	4,912	10,525	9,642
Adjusted EBITDA	$1,346	$974	$2,155	$(1,599)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
Percentage of Total Net Revenue	August 2, 2019	August 3, 2018	August 2, 2019	August 3, 2018

GAAP gross margin	53.4%	51.4%	53.1%	51.7%
Non-GAAP adjustment	2.9%	2.9%	2.8%	2.9%
Non-GAAP gross margin	56.3%	54.3%	55.9%	54.6%

GAAP research and development expenses	18.2%	17.4%	17.6%	17.6%
Non-GAAP adjustment	(0.7)%	(0.7)%	(0.8)%	(0.8)%
Non-GAAP research and development expenses	17.5%	16.7%	16.8%	16.8%

GAAP sales and marketing expenses	27.9%	27.6%	28.3%	27.9%
Non-GAAP adjustment	(0.7)%	(0.6)%	(0.6)%	(0.5)%
Non-GAAP sales and marketing expenses	27.2%	27.0%	27.7%	27.4%

GAAP general and administrative expenses	18.4%	17.4%	18.1%	18.7%
Non-GAAP adjustment	(5.0)%	(5.0)%	(4.8)%	(5.0)%
Non-GAAP general and administrative expenses	13.4%	12.4%	13.3%	13.7%

GAAP operating (loss)	(11.0)%	(11.0)%	(11.0)%	(12.5)%
Non-GAAP adjustment	9.3%	9.2%	9.2%	9.3%
Non-GAAP operating (loss)	(1.7)%	(1.8)%	(1.8)%	(3.2)%

GAAP net (loss)	(7.5)%	(7.6)%	(6.9)%	(9.3)%
Non-GAAP adjustment	7.0%	6.9%	6.0%	7.2%
Non-GAAP net (loss)	(0.5)%	(0.7)%	(0.9)%	(2.1)%

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions, except per share data)
(unaudited)

	Three Months Ending		Fiscal Year Ending
	November 1, 2019		January 31, 2020
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance

GAAP and non-GAAP revenue	$135	$137	$540	$545

GAAP (loss) per share	$(0.16)	$(0.15)	$(0.55)	$(0.52)
Amortization of intangibles	0.09	0.09	0.35	0.35
Stock-based compensation expense	0.07	0.07	0.28	0.28
Aggregate adjustment for income taxes	(0.04)	(0.04)	(0.19)	(0.19)
Non-GAAP (loss) per share*	$(0.04)	$(0.03)	$(0.11)	$(0.08)

GAAP net loss			$(44)	$(42)
Interest and other, net			(2)	(2)
Income tax benefit			(17)	(16)
Depreciation and amortization			43	43
Stock-based compensation expense			22	22
Adjusted EBITDA*			$2	$5

Other Items
Effective tax rate				24%
Weighted average shares outstanding (in millions)				80.5
Cash flow from operations				$30-$35
Capital expenditures				$14-$16

* Sum of reconciling items may differ from total due to rounding of individual components
Sum of quarterly guidance may differ from full year guidance due to rounding